Exhibit 12
                             SONOCO PRODUCTS COMPANY

                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Thousands)


                                                              Six Months
                                                                 Ended
                                                               June 27,                   Years Ended December 31,
                                                               --------                   ------------------------
                                                                 2004        2003        2002        2001         2000       1999
                                                                 ----        ----        ----        ----         ----       ----
EARNINGS
     Pretax income - as reported ...........................     91,101     108,333     183,106     159,979     258,562     262,580

     Less:  (Gain) or Loss on assets held for sale .........          -           -           -           -      (5,182)     (3,500)
                                                               --------    --------    --------    --------    --------    --------

     Pretax income - adjusted ..............................     91,101     108,333     183,106     159,979     253,380     259,080

     Add:  Fixed charges ...................................     28,340      66,329      67,128      67,183      76,094      67,509
           Amortization of capitalized interest ............        934       1,868       2,136       2,403       1,209         566
                                                               --------    --------    --------    --------    --------    --------

Total Earnings .............................................    120,375     176,530     252,370     229,565     330,683     327,155

Less: Capitalized Interest .................................       (990)     (2,000)     (1,750)     (2,085)     (3,449)     (2,000)
                                                               --------    --------    --------    --------    --------    --------

Adjusted Earnings ..........................................    119,385     174,530     250,620     227,480     327,234     325,155
                                                               ========    ========    ========    ========    ========    ========


FIXED CHARGES
     Interest expense ......................................     21,441      52,399      54,196      52,217      59,604      52,466
     Capitalized interest ..................................        990       2,000       1,750       2,085       3,449       2,000
     Amortization of bond discounts ........................        242         597         615         711         508         210
     Portion of rents representative of the
        interest factor ....................................      5,667      11,333      10,567      12,170      12,533      12,833
                                                               --------    --------    --------    --------    --------    --------

Total Fixed Charges ........................................     28,340      66,329      67,128      67,183      76,094      67,509
                                                               ========    ========    ========    ========    ========    ========


Ratio of Earnings to Fixed Charges .........................       4.21        2.63        3.73        3.39        4.30        4.82
                                                               ========    ========    ========    ========    ========    ========

                             SONOCO PRODUCTS COMPANY

           Computation of Pro Forma Ratio of Earnings to Fixed Charges
                             (Dollars in Thousands)


                                                                                       Six Months Ended             Year Ended
                                                                                         June 27, 2004           December 31, 2003
                                                                                         -------------           -----------------

EARNINGS
     Pretax income - as reported ...................................................         87,737                  101,651

     Less:  (Gain) or Loss on assets held for sale .................................              -                        -
                                                                                            -------                  -------

     Pretax income - adjusted ......................................................         87,737                  101,651

     Add:  Fixed charges ...........................................................         31,754                   73,115
           Amortization of capitalized interest ....................................            934                    1,868
                                                                                            -------                  -------

Total Earnings .....................................................................        120,426                  176,633

Less: Capitalized Interest .........................................................           (990)                  (2,000)
                                                                                            -------                  -------

Adjusted Earnings ..................................................................        119,436                  174,633
                                                                                            =======                  =======


FIXED CHARGES
     Interest expense ..............................................................         24,805                   59,082
     Capitalized interest ..........................................................            990                    2,000
     Amortization of bond discounts ................................................            293                      700
     Portion of rents representative of the
        interest factor ............................................................          5,667                   11,333
                                                                                            -------                  -------

Total Fixed Charges ................................................................         31,754                   73,115
                                                                                            =======                  =======


Ratio of Earnings to Fixed Charges, pro forma ......................................           3.76                     2.39
                                                                                            =======                  =======

Ratio of Earnings to Fixed Charges, as reported ....................................           4.21                     2.63

Percentage Change ..................................................................            (11%)                     (9%)

Proceeds of New Debt ...............................................................        150,000

Additional Interest Expense (5.625%) ...............................................          4,127                    8,438
Reduction of Interest Expense (1.17%) 2003 .........................................              -                   (1,755)
Reduction of Interest Expense (1.04%) 2004 .........................................           (763)                       -
                                                                                            -------                  -------

Total Adjustment to Interest Expense ...............................................          3,364                    6,683
Additional Amortization of Bond Discounts ..........................................             51                      103